EXHIBIT 3(I)

                          CERTIFICATE OF INCORPORATION
                                       OF

                         DELTA CAPITAL TECHNOLOGIES INC.
                               A CLOSE CORPORATION

FIRST:  The name of this corporation is Delta Capital Technologies, Inc.

SECOND:  Its registered office in the State of Delaware is to be located at 1313
N. Market St., Wilmington, DE 19801-1151, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

FOURTH: The amount of total authorized shares of stock of this corporation is 1,500 shares of No par value.

FIFTH: The name and mailing address of the incorporator is: Regina Cephas, 1313 N, Market St., Wilmington, DE 19801-1151.

SIXTH: All of the corporation's issued stock, exclusive of treasury shares, shall be represented by certificates and shall be held of record by not more than thirty (30) persons.

SEVENTH: All of the issued stock of all classes shall be subject to one or more of the restriction on transfer permitted by Section 202 of the General Corporation Law.

EIGHTH: The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933 as it may be amended from time to time.

NINTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts are true, and I have accordingly, hereunder set my hand.

DATED:  MARCH 4, 1998

                                                "Regina Cephas"
                                                Regina Cephas

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                        DELTA CAPITAL TECHNOLOGIES, INC.

DELTA CAPITAL TECHNOLOGIES, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST. That a Certificate of Incorporation of DELTA CAPITAL TECHNOLOGIES, INC. properly executed , was filed with the Secretary of State of Delaware on March 4, 1998, in good faith and with all belief that such incorporation was accurate and correct.

         SECOND. That the Certificate of Incorporation was filed as a Close Corporation in error and all reference to a Close Corporation should be deleted. In addition, the stock in Article Fourth and the incorporator's name and address in Article Fifth are being corrected.

         THIRD. That the Certificate of Incorporation should be corrected to read in its entirety as follows in attached Exhibit A.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Authorized Officer this 23rd day April, A.D., 1998.

                                 "Tim Delaney"
                                 ------------------------------------------
                                 Authorized Signatory
                                 Tim Delaney

                                                                       Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF

                         DELTA CAPITAL TECHNOLOGIES INC.
                               A CLOSE CORPORATION

FIRST: The name of this corporation is Delta Capital Technologies, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Rd., Wilmington, DE 19805, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

FOURTH: The amount of total authorized shares of stock of this corporation is 25,000,000 shares of $0.001.

FIFTH: The name and mailing address of the incorporator is: Kathleen Crowley, 1013 Centre Rd., Wilmington, DE 19805.

SIXTH: The Directors shall have the power to make or amend the By-laws; to afix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

                  And with the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of the corporation.

                  The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open for inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this corporation, except as conferred by the law or the By-Laws, or by resolution of the Stockholders.

                  The Stockholders and directors shall have the power to hold their meetings and keep the books, documents, and papers of the Corporation outside the State of Delaware, or at such places as may be from time to time designated by the By-Laws or by resolution of the stock holders or directors, except as otherwise required by the laws of Delaware.

                  It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

         IN  WITNESS   WHEREOF,   The   undersigned,   being  the   incorporator
hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 27 day of April, A.D. 1998

                                            "Kathleen Crowley"
                                            Kathleen Crowley
                                            Incorporator

                                      A-1